PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
              (Arby's Restaurant - Hudsonville, MI)

THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 25th day of April, 2000, by and between Scorpion Enterprises, LLC (hereinafter called "Scorpion") and AEI Real Estate Fund 85-A Limited Partnership (hereinafter called "Fund 85-A") (Scorpion, Fund 85-A (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund 85-A presently owns an undivided 54.6064% interest in and to, and Scorpion presently owns an undivided 21.4337% interest in and to, and James Juan Spillet and Carol T. Spillet, married as joint tenants presently own an undivided 23.9599% interest in and to the land situated in the City of Hudsonville, County of Ottawa and State of MI, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Scorpion's interest by Fund 85-A; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Scorpion of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

  1. The operation and management of the Premises shall be delegated to Fund 85-A, or its designated agent, successors or assigns. Provided, however, if Fund 85-A shall sell all of its interest in the Premises, the duties and obligations of Fund 85-A respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund 85-A with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund 85-A as their sole and exclusive agent to deal with, and Fund 85-A retains the sole right to deal with, any property agent or tenant and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the


Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI


  Premises, on behalf of Scorpion. As long as Fund 85-A owns an interest in the Premises, only Fund 85-A may obligate Scorpion with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund 85-A agrees to require any lessee of the Premises to name Scorpion as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund 85-A shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund 85-A shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund 85-A may offset against, pay to itself and deduct from any payment due to Scorpion under this Agreement, and may pay to itself the amount of Scorpion's share of any legitimate expenses of the Premises which are not paid by Scorpion to Fund 85-A or its assigns, within ten (10) days after demand by Fund 85-A. In the event there is insufficient operating income from which to deduct Scorpion's unpaid share of operating expenses, Fund 85-A may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

Scorpion has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund 85-A in the amount of $735 for the expenses, direct and indirect, incurred by Fund 85-A in providing Scorpion with quarterly accounting and distributions of Scorpion's share of net income and for tracking, reporting and assessing the calculation of Scorpion's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Scorpion authorizes Fund 85-A to deduct such amount from Scorpion's share of revenue from the Premises. Scorpion may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund 85-A pursuant to Section 1 hereof. Fund 85-A may terminate its obligation under this paragraph upon 30 days notice to Scorpion prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

  2. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund 85-A's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund 85-A


Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI



  shall prepare an accurate income statement for the ownership of the Premis es for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Scorpion shall be entitled to receive 21.4337% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund 85-A, shall, within fifteen (15) business days after receipt of notice, make payment to Fund 85-A sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until September 30, 2029 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;


Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI




If to Fund 85-A:

AEI Real Estate Fund 85-A Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Fund 84-A:

Net Lease Income & Growth Fund 84-A Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Scorpion:

Scorpion Enterprises, LLC
4010 N. Bend Road
Cincinnati, OH  45211

If to Spillet:

James Juan and Carol T. Spillet
4546 Highway 37 South, Box 278
Rockland, ID  83271

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from


Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI




  the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Scorpion: Scorpion Enterprises, LLC

          By:/s/ Bernard Meierjohan
                 Bernard Meierjohan, Member


          By:/s/ Carmen Meierjohan
                 Carmen Meierjohan, Member


          By:/s/ Ralph Meierjohan
                 Ralph Meierjohan, Member


               WITNESS:
          (as to all signers)

          /s/ Camille A Wolf
     .
              Camille A Wolf
               (Print Name)



State of Ohio)
                         ) ss.
County of Hamilton)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 20th day of April, 2000, Bernard Meierjohan, who executed the foregoing instrument in said capacity.

                          /s/  Camille A Wolf        [notary seal]
                               Notary Public



State of Ohio)
                        ) ss.
County of Hamilton)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 20th day of April, 2000, Carmen Meierjohan, who executed the foregoing instrument in said capacity.

                           /s/  Camille A Wolf        [notary seal]
                                Notary Public





State of Ohio)
                  ) ss.
County of Hamilton)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 20th day of April, 2000, Ralph Meierjohan, who executed the foregoing instrument in said capacity.

                          /s/  Camille A Wolf       [notary seal]
                               Notary Public
















Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI




Fund 85-A: AEI Real Estate Fund 85-A Limited Partnership

           By: Net Lease Management 85-A, Inc., its corporate general partner

           By:/s/ Robert P Johnson
                  Robert P. Johnson, President


              WITNESS:

          /s/ Jill Rayburn

              Jill Rayburn
              (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 25th day of April, 2000, Robert P. Johnson, President of Net Lease Management 85-A, Inc., corporate general partner of AEI Real Estate Fund 85-A Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Linda A Bisdorf
                                   Notary Public

                              [notary seal]


Co-Tenant Initial: /s/ BM /s/ CM /s/ RM
Co-Tenancy Agreement for Arby's Restaurant - Hudsonville, MI







                              EXHIBIT "A"

                         [HUDSONVILLE, MICHIGAN]


Part  of the Northeast fractional 1/4 of Section 5, Town 5 North,
Range 13 West, City of Hudsonville, Michigan, described as:

COMMENCING at the Northeast corner of said Section, thence South 02 degrees 21 minutes 30 seconds West 995.20 feet along the East line of said Section; thence North 89 degrees 26 minutes 38 seconds  West 33.02 feet; thence South 02 degrees 21  minutes  30 seconds West 28.51 feet; thence North 87 degrees 28 minutes 30 seconds West 17.00 feet to the PLACE OF BEGINNING; thence South 02 degrees 21 minutes 30 seconds West 147.02 feet along the West right-of-way line of 32nd Avenue; thence North 89 degrees 26 minutes 38 seconds West 250.00 feet; thence North 02 degrees 21 minutes  30 seconds East 175.00 feet; thence south 89 degrees  26 minutes 28 seconds East 250.00 feet; thence South 02 degrees 21 minutes 30 seconds West 27.98 feet to the PLACE OF BEGINNING.

SUBJECT  TO AND TOGETHER WITH an easement for ingress and  egress over  part  of the Northeast fractional 1/4 , Section 5,  Town  5
North,  Range  13  West,  City  of  Hudsonville,  Ottawa  County,
Michigan, described as:

COMMENCING at the Northeast corner of said Section, thence South 02 degrees 21 minutes 30 seconds West 1170.20 feet along the East line of said Section; thence North 89 degrees 26 minutes 38 seconds West 93.88 feet to the POING OF BEGINNING; thence South 00 degrees, 33 minutes 22 seconds West 10.52 feet; thence South 88 degrees 27 minutes 06 seconds East 43.52 feet; thence South 02 degrees 21 minutes 30 seconds West 26.00 feet along the West Right-of-Way line of 32nd Avenue; thence North 88 degrees 27 minutes 06 seconds West 42.86 feet; thence South 02 degrees 21 minutes  20 seconds West 136.00 feet; thence North 87 degrees  38 minutes  05  seconds West 76.54 feet; thence South 47 degrees  38 minutes  40  seconds West 14.21 feet; thence South 02 degrees  55 minutes  25  seconds West 20.20 feet; thence North 89 degrees  26 minutes 38 seconds West 16.01 feet along the North Right-of-Way line of Highland Drive; thence North 02 degrees 55 minutes 25 seconds  East 30.70 feet; thence North 87 degrees 38  minutes  05 seconds  West  9.00 feet; thence South 47 degrees 38  minutes  40 seconds  West  7.11 feet; thence South 02 degrees 55  minutes  25 seconds West 26.15 feet; thence North 89 degrees 26 minutes 38 seconds West 16.01 feet along said North Right-of-Way line; thence North 02 degrees 55 minutes 25 seconds East 55.65 feet;
thence  South 87 degrees 38 minutes 05 seconds East 106.31  feet;
thence  North 02 degrees 21 minutes 20 seconds East 116.81  feet;
thence North 00 degrees 33 minutes 22 seconds East 30.90 feet; thence South 89 degrees 26 minutes 38 seconds East 26.00 feet to the POINT OF BEGINNING.